2nd Quarter 2014 Earnings Conference Call July 25, 2014 EXHIBIT 99.3

Safe Harbor Statement 2 The information contained herein is as of the date of this presentation. Many factors may impact forward-looking statements including, but not limited to, the following: impact of regulation by the FERC, MPSC, NRC, CFTC and other applicable governmental proceedings and regulations, including any associated impact on rate structures; the amount and timing of cost recovery allowed as a result of regulatory proceedings, related appeals or new legislation, including legislative amendments and Customer Choice programs; economic conditions and population changes in our geographic area resulting in changes in demand, customer conservation and increased thefts of electricity and natural gas; environmental issues, laws, regulations, and the increased costs of remediation and compliance, including actual and potential new federal and state requirements; health, safety, financial, environmental and regulatory risks associated with ownership and operation of nuclear facilities; changes in the cost and availability of coal and other raw materials, purchased power and natural gas; the potential for losses on investments, including nuclear decommissioning and benefit plan assets and the related increases in future expense and contributions; volatility in the short-term natural gas storage markets impacting third-party storage revenues; volatility in commodity markets; deviations in weather and related risks impacting the results of our energy trading operations; access to capital markets and the results of other financing efforts which can be affected by credit agency ratings; instability in capital markets which could impact availability of short and long-term financing; the timing and extent of changes in interest rates; the level of borrowings; the potential for increased costs or delays in completion of significant construction projects; changes in and application of federal, state and local tax laws and their interpretations, including the Internal Revenue Code, regulations, rulings, court proceedings and audits; the effects of weather and other natural phenomena on operations and sales to customers, and purchases from suppliers; unplanned outages; the cost of protecting assets against, or damage due to, terrorism or cyber attacks; employee relations and the impact of collective bargaining agreements; the availability, cost, coverage and terms of insurance and stability of insurance providers; cost reduction efforts and the maximization of plant and distribution system performance; the effects of competition; changes in and application of accounting standards and financial reporting regulations; changes in federal or state laws and their interpretation with respect to regulation, energy policy and other business issues; contract disputes; binding arbitration, litigation and related appeals; and the risks discussed in our public filings with the Securities and Exchange Commission. New factors emerge from time to time. We cannot predict what factors may arise or how such factors may cause our results to differ materially from those contained in any forward-looking statement. Any forward-looking statements speak only as of the date on which such statements are made. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. This presentation should also be read in conjunction with the “Forward-Looking Statements” sections in each of DTE Energy’s and DTE Electric’s 2013 Forms 10-K and 2014 Forms 10-Q (which sections are incorporated herein by reference), and in conjunction with other SEC reports filed by DTE Energy and DTE Electric.

Participants • Peter Oleksiak – Senior Vice President and CFO • Jeff Jewell – Vice President and Controller • Mark Rolling – Vice President and Treasurer • Anastasia Minor – Executive Director, Investor Relations 3

• Overview • Second Quarter 2014 Earnings Results • Cash Flow and Balance Sheet Metrics • Summary 4

Our business strategy is fundamental to how we create value for our investors  Utility growth plan driven by infrastructure investments  Strategic, transparent, low-risk growth opportunities in non-utility businesses provide diversity in earnings and geography  Constructive regulatory structure and continued cost savings enable utilities to earn their authorized returns Operational excellence and customer satisfaction that are distinctive in our industry  60% - 70% dividend payout target and strong BBB credit rating 5% - 6% Annual EPS Growth Attractive Dividend Strong Balance Sheet 5

2008A 2009A 2010A 2011A 2012A 2013A 2014E 2015E 2016E 2017E 2018E $3.33 $4.09 $3.75 $3.64 $2.12 $2.24 $2.35 $2.48 $2.12 * Reconciliation to GAAP reported earnings included in the appendix DTE raised its annualized dividend over 5% to $2.76 marking the fifth consecutive year of an increase in line with our stated long-term earnings targets (dollars) Operating EPS* 7.2% CAGR 2008-2014 Dividend per share 5.4% CAGR 2009-2014 (Annualized) $2.83 $3.94 $4.30 Guidance Midpoint Aspiration of over $1 billion in operating earnings by 2018 $2.62 6 $2.76

DTE has delivered total shareholder return above market indices 7 19% 21% 25% 12% 19% 14% 14% 11% 7% 17% 19% 8% YTD 3 YR 5 YR 10 YR DTE S&P500 Utilities S&P500 Historical Total Shareholder Return CAGR* * As of June 30, 2014 Source: Bloomberg

Utility Non-Utility • Bluestone expansions will bring total capacity to 1.0 Bcf in 2014-2016 • NEXUS has sufficient commitment from producers and utilities to move to next phase of development; binding open season through August 21 to finalize volume commitments • Relocation of 8th REF unit completed; negotiations underway for relocation of 9th unit We see strong opportunities in our growth segments that support our 5-6% EPS growth outlook 8 • Replacement of aging coal plants and energy policy reform • Main renewal, pipeline integrity and meter move out investments Utility investments more than double depreciation levels driven by…

We remain confident in our 2014 operating earnings* guidance (millions, except EPS) 2014 YTD Actuals 2014 Guidance DTE Electric $265 $520 - $530 DTE Gas 125 120 - 126 Gas Storage & Pipelines 39 78 - 86 Power & Industrial Projects 28 75 - 85 Energy Trading ($2) $0 Corporate & Other (27) (49) - (45) DTE Energy Operating EPS $428 $2.42 $744 - $782 $4.20 - $4.40 Growth segments** Growth segments operating EPS $430 $2.43 $744 - $782 $4.20 - $4.40 * Reconciliation to GAAP reported earnings included in the appendix ** Total DTE Energy excluding Energy Trading Avg. Shares Outstanding 177 177 • DTE Gas performance providing contingency for potential unfavorable weather and O&M reinvestment 9

• Overview • Second Quarter 2014 Earnings Results • Cash Flow and Balance Sheet Metrics • Summary 10

DTE Energy Second Quarter 2014 Operating Earnings Per Share* Gas Storage & Pipelines $0.10 Power & Industrial Projects $0.07 * Reconciliation to GAAP reported earnings included in the appendix Energy Trading ($0.05) Corporate & Other ($0.10) DTE Gas ($0.02) Non-Utility $0.12 DTE Electric $0.73 $0.73 11

2Q 2013 2Q 2014 Change DTE Electric 89$ 129$ 40$ DTE Gas 8 (4) (12) Gas Storage & Pipelines 16 18 2 Power & Industrial Projects 11 13 2 Corporate & Other (13) (18) (5) Growth segments** 111$ 138$ 27$ Growth segments operating EPS 0.63$ 0.78$ 0.15$ Energy Trading (2)$ (10)$ (8)$ DTE Energy 109$ 128$ 19$ Operating EPS 0.62$ 0.73$ 0.11$ Avg. Shares Outstanding 175 177 DTE Energy Second Quarter 2014 Operating Earnings Variance Operating Earnings* (millions, except EPS) DTE Electric • Primarily revenue decoupler amortization and 2Q 2013 O&M reinvestment not repeated in 2Q 2014 DTE Gas • Return to normal earnings in 2Q 2014 Non-Utility • Gas Storage & Pipelines driven by higher pipeline and gathering earnings • Power & Industrial Projects higher due to Reduced Emissions Fuel earnings Corporate & Other • Timing of income taxes Energy Trading • Economic net income* not yet realized for accounting purposes Drivers 12 * Reconciliation to GAAP reported earnings included in the appendix ** Total DTE Energy excluding Energy Trading

DTE Electric Variance Analysis * Reconciliation to GAAP reported earnings included in the appendix (millions) • Favorable weather in Q2 2014 Variance to normal weather - 2Q 2013: ($2) - 2Q 2014: $3 • Revenue decoupler mechanism (RDM) amortization in first half of 2014 • O&M primarily lower benefit expenses and reinvestment in 2Q 2013 not repeated in 2Q 2014 • Other primarily lower interest expense 13 Drivers Operating Earnings* Variance $89 $5 $21 $129 $10 $4

DTE Gas Variance Analysis * Reconciliation to GAAP reported earnings included in the appendix (millions) • Warmer weather in 2Q 2014 vs. 2Q 2013 Variance to normal weather - 2Q 2013: $4 - 2Q 2014: $1 • O&M primarily timing and increased uncollectible expense, partially offset by lower benefit expenses Drivers Operating Earnings* Variance 14 $8 ($3) ($3) ($6) ($4)

Contingency exists for potential weather variability and O&M reinvestment * Reconciliation to GAAP reported earnings included in the appendix 2014 Guidance YTD Weather $4.20 - $4.40 $0.27 2014 Operating EPS* Guidance Range ($0.27) Contingency  Balance of year weather • 28% fewer CDDs July month to date vs. normal  O&M reinvestment  Flow through to shareholders • Uses for contingency include: 15

• Overview • Second Quarter 2014 Earnings Results • Cash Flow and Balance Sheet Metrics • Summary 16

YTD 2013 YTD 2014 Cash From Operations* $1.3 $1.1 Capital Spending (0.9) (1.1) Free Cash Flow $0.4 $0.0 Asset Sales - - Dividends (0.2) (0.2) Net Cash $0.2 ($0.2) Debt Financing: Issuances $0.3 $0.6 Redemptions (0.5) (0.7) Change in Debt ($0.2) ($0.1) DTE Energy YTD 2014 Cash Flow Cash Flow Summary (billions) Drivers 17 • Free cash flow lower due primarily to higher fuel and power purchases and increased capital spending at DTE Electric * Includes ~$150 million and $0 of equity issued for employee benefit programs in YTD 2013 and YTD 2014, respectively

YTD 2013 YTD 2014 DTE Electric Operational $419 $584 Environmental 72 82 Renewable Energy 116 166 $607 $832 DTE Gas Operational $70 $64 Main Renewal / Meter Move Out / Pipeline Integrity 32 29 $102 $93 Non-Utility $211 $161 Total $920 $1,086 DTE Energy YTD 2014 Capital Expenditures Capital Expenditures (millions) Drivers 18 • DTE Electric higher due to planned outages at fossil and nuclear generation, distribution reliability and renewable energy investments

2013 2014E * Debt excludes securitization, a portion of DTE Gas’ short-term debt, and considers 50% of the Junior Subordinated Notes as equity Leverage* Funds from Operations / Debt* 2013 2014E 49% 52% Target 50% - 52% 23% 22% Target 20% - 22% Strong balance sheet remains a key priority and supports growth • Targeting zero equity issuances in 2014 – Annual issuances of $200 million to $300 million in 2015 and 2016 • $1.4 billion of available liquidity as of June 30, 2014 • Refinancing over $900 million of long- term debt – Annualized pre-tax interest savings of nearly $20 million 19

• Overview • Second Quarter 2014 Earnings Results • Cash Flow and Balance Sheet Metrics • Summary 20

• We are on track to meet our operating earnings* guidance in 2014 with contingency for balance of year unfavorable weather and utility reinvestment • Raised annualized dividend over 5% marking the fifth consecutive year of an increase • Cash flow and balance sheet metrics remain strong • Utility investments and strategic, low-risk growth opportunities in our non-utility businesses expected to provide 5% - 6% annual operating EPS growth going forward Summary * Reconciliation to GAAP reported earnings included in the appendix 21

Contact Us DTE Energy Investor Relations www.dteenergy.com/investors (313) 235-8030 22

Appendix

2013 2014 Actual Guidance Cash From Operations* $2.2 $1.6 Capital Spending (1.9) (2.3) Free Cash Flow $0.3 ($0.7) Asset Sales - - Dividends (0.4) (0.5) Net Cash ($0.1) ($1.2) Debt Financing: Issuances $1.2 $2.1 Redemptions (1.1) (0.9) Change in Debt $0.1 $1.2 DTE Energy 2014 Cash Flow Guidance Cash Flow Summary (billions) * Includes ~$0.3 billion and $0 of equity issued for employee benefit programs in 2013 and 2014, respectively • 2014 cash from operations decreases due to lower utility surcharge collections than 2013 and higher cash contributions to employee benefit plans • Capital expenditures higher due to increased environmental and renewable energy spending at DTE Electric and growth spending at the non-utilities Drivers 24

DTE Energy 2014 Capital Expenditure Guidance 2013 2014 Actual Guidance DTE Electric Operational $999 $1,080 Environmental 165 280 Renewable Energy 161 240 $1,325 $1,600 DTE Gas Operational $132 $150 Main Renewal / Meter Move-out / Pipeline Integrity 77 90 $209 $240 $366 $490 Total $1,900 $2,330 Non-Utility Capital Expenditures Summary (millions) • DTE Electric capital higher due to increased environmental, renewable energy and reliability spending • DTE Gas increase driven by increased main renewal, meter move-out, pipeline integrity and base capital spending • Non-utility increase driven by growth capital spending at Power & Industrial Projects and Gas Storage & Pipelines Drivers 25

DTE Energy Trading Reconciliation of Operating Earnings* to Economic Net Income

(millions)



$21
$11
($10)
2Q 2014 Operating Earnings*
Accounting Adjustments**
2Q 2014 Economic Net Income



$7
$5
($2)
2Q 2013 Operating Earnings*
Accounting Adjustments**
2Q 2013 Economic Net Income

- Economic net income equals economic gross margin*** minus O&M expenses and taxes.
- DTE Energy management uses economic net income as one of the performance measures for external communications with analysts and investors.
- Internally, DTE Energy uses economic net income as one of the measures to review performance against financial targets and budget.

Operating Earnings*

(millions, after-tax)

	2Q 2014	2Q 2013
Realized	$5	$9
Unrealized	(3)	3
O&M / Other	(12)	(14)
	($10)	($2)

* Reconciliation to GAAP reported earnings included in the appendix

** Consists of 1) the income statement effect of not recognizing changes in the fair market value of certain non-derivative contracts including physical inventory and capacity contracts for transportation, transmission and storage. These contracts are not MTM, instead are recognized for accounting purposes on an accrual basis; and 2) Operating Adjustments for unrealized mark-to-market changes of certain derivative contracts

*** Economic gross margin is the change in net fair value of realized and unrealized purchase and sale contracts including certain non-derivative contract costs

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DTE Energy Trading Reconciliation of Operating Earnings* to Economic Net Income ** Consists of 1) the income statement effect of not recognizing changes in the fair market value of certain non-derivative contracts including physical inventory and capacity contracts for transportation, transmission and storage. These contracts are not MTM, instead are recognized for accounting purposes on an accrual basis; and 2) Operating Adjustments for unrealized mark-to-market changes of certain derivative contracts YTD 2014 Economic Net Income Accounting Adjustments** YTD 2014 Operating Earnings* $5 $15 • Economic net income equals economic gross margin*** minus O&M expenses and taxes. • DTE Energy management uses economic net income as one of the performance measures for external communications with analysts and investors. • Internally, DTE Energy uses economic net income as one of the measures to review performance against financial targets and budget. * Reconciliation to GAAP reported earnings included in the appendix *** Economic gross margin is the change in net fair value of realized and unrealized purchase and sale contracts including certain non-derivative contract costs Operating Earnings* Realized Unrealized O&M / Other YTD 2013 YTD 2014 $31 $22 0 2 (28) (24) (millions, after-tax) $5 ($2) YTD 2013 Operating Earnings* YTD 2013 Economic Net Income Accounting Adjustments** $10 ($2) $23 $21 (millions) 27

Second Quarter and June Year To Date Reconciliation of Reported to Operating Earnings

DTE Energy

Use of Operating Earnings Information – DTE Energy management believes that operating earnings provide a more meaningful representation of the company's earnings from ongoing operations and uses operating earnings as the primary performance measurement for external communications with analysts and investors. Internally, DTE Energy uses operating earnings to measure performance against budget and to report to the Board of Directors. Operating earnings are presented both with and without Energy Trading. The term "Growth Segments" refers to DTE Energy without Energy Trading and represents the business segments that management expects to generate earnings growth going forward.

	Net Income (millions)				EPS			
	2Q'14	2Q'13	YTD '14	YTD '13	2Q'14	2Q'13	YTD '14	YTD '13
DTE Energy Report Earnings	$ 124	$ 105	$ 450	$ 339	$0.70	$0.60	$ 2.54	$ 1.94
DTE Electric	-	-	-	-	-	-	-	-
DTE Gas	-	-	-	-	-	-	-	-
Gas Storage & Pipelines	-	-	-	-				
Power & Industrial Projects								
Asset Impairment	-	4	-	4	-	0.02	-	0.02
Corporate & Other								
NY State Tax Law Change	-	-	8	-	-	-	0.04	-
DTE Energy Growth Segments Operating Earnings	$ 124	$ 109	$ 458	$ 343	$0.70	$0.62	$ 2.58	$ 1.96
Energy Trading								
Certain Mark to Market Transactions	4	-	(30)	-	0.03	-	(0.16)	-
DTE Energy Operating Earnings	$ 128	$ 109	$ 428	$ 343	$0.73	$0.62	$ 2.42	$ 1.96

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2008 – 2013 Full Year
Reconciliation of Reported to Operating Earnings

DTE Energy

Use of Operating Earnings Information – DTE Energy management believes that operating earnings provide a more meaningful representation of the company's earnings from ongoing operations and uses operating earnings as the primary performance measurement for external communications with analysts and investors. Internally, DTE Energy uses operating earnings to measure performance against budget and to report to the Board of Directors.

	Net Income (millions)						EPS					
	2008	2009	2010	2011	2012	2013	2008	2009	2010	2011	2012	2013
DTE Energy Report Earnings	$ 546	$ 532	$ 630	$ 711	$ 610	$ 661	$3.34	$3.24	$3.74	$4.18	$3.55	$3.76
DTE Electric												
Chrysler Bad Debt	-	4	-	-	-	-	-	0.02	-	-	-	-
Settlement with Detroit Thermal	-	-	(3)	-	-	-	-	-	(0.02)	-	-	-
Fermi 1 Asset Retirement Obligation	-	-	-	9	-	-	-	-	-	0.05	-	-
DTE Gas												
Performance Excellence Process	4	-	(20)	-	-	-	0.03	-	(0.12)	-	-	-
Gas Storage & Pipelines	-	-	-	-	-	-	-	-	-	-	-	-
Power & Industrial Projects												
Performance Excellence Process	1	-	-	-	-	-	0.01	-	-	-	-	-
Chrysler Bad Debt	-	1	-	-	-	-	-	0.01	-	-	-	-
General Motors Bad Debt	-	3	-	-	-	-	-	0.02	-	-	-	-
Coke Oven Gas Settlement	-	-	-	-	7	-	-	-	-	-	0.04	-
Chicago Fuels Terminal Sale	-	-	-	-	2	-	-	-	-	-	0.01	-
Pet Coke Mill Impairment	-	-	-	-	1	-	-	-	-	-	0.01	-
Asset Impairment	-	-	-	-	-	4	-	-	-	-	-	0.02
Energy Trading												
Performance Excellence Process	1	-	-	-	-	-	0.01	-	-	-	-	-
Certain Mark to Market Transactions	-	-	-	-	-	55	-	-	-	-	-	0.31
Corporate & Other												
Antrim Hedge	13	3	-	-	-	-	0.08	0.01	-	-	-	-
Crete Sale - Tax True-up	2	-	-	-	-	-	0.01	-	-	-	-	-
Michigan Corporate Income Tax Adj.	-	-	-	(87)	-	-	-	-	-	(0.50)	-	-
Unconventional Gas												
Core Barnett Sale	(81)	-	-	-	-	-	(0.50)	-	-	-	-	-
Barnett Lease Impairment	5	-	-	-	-	-	0.03	-	-	-	-	-
Discontinued Operations	(11)	6	8	3	56	-	(0.06)	0.03	0.04	0.02	0.33	-
Synfuel												
Discontinued Operations	(20)	-	-	-	-	-	(0.12)	-	-	-	-	-
DTE Energy Operating Earnings	$ 460	$ 549	$ 615	$ 636	$ 676	$ 720	$2.83	$3.33	$3.64	$3.75	$3.94	$4.09

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Reconciliation of Other Reported to Operating Earnings Use of Operating Earnings Information – DTE Energy management believes that operating earnings provide a more meaningful representation of the company’s earnings from ongoing operations and uses operating earnings as the primary performance measurement for external communications with analysts and investors. Internally, DTE Energy uses operating earnings to measure performance against budget and to report to the Board of Directors. The term “Growth segments” refers to DTE Energy without Energy Trading and represents the business segments that management expects to generate earnings growth going forward. In this presentation, DTE Energy provides guidance for future period operating earnings. It is likely that certain items that impact the company’s future period reported results will be excluded from operating results. A reconciliation to the comparable future period reported earnings is not provided because it is not possible to provide a reliable forecast of specific line items. These items may fluctuate significantly from period to period and may have a significant impact on reported earnings. For comparative purposes, 2008 through 2012 operating earnings exclude the Unconventional Gas Production segment that was classified as a discontinued operation on 12/31/2012. 30